As filed with the Securities and Exchange Commission on August 12, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CASCADE MICROTECH, INC.

(Exact name of registrant as specified in charter)

Oregon	93-0856709
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

2430 N.W. 206th Avenue

Beaverton, Oregon 97006

(503) 601-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cascade Microtech, Inc. 2000 Stock Incentive Plan

(Full title of the Plan)

Geoff Wild

President and Chief Executive Officer

Cascade Microtech, Inc.

2430 N.W. 206th Avenue

Beaverton, Oregon 97006

(503) 601-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Gregory E. Struxness

Ater Wynne LLP

1331 N.W. Lovejoy Street, Suite 900

Portland, Oregon 97209

(503) 226-1191

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	600,000	$4.29	$2,574,000	$143.63

(1)	Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2000 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Offering prices are estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) based on the average high and low sales prices of the Registrant’s Common Stock as reported on the Nasdaq Stock Market System on August 10, 2009.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Instruction E of Form S-8, promulgated pursuant to the Securities Act of 1933, as amended, to register an additional 600,000 shares of Cascade Microtech, Inc. common stock issuable pursuant to its 2000 Stock Incentive Plan. This Registration Statement includes a facing page, this page, the signature page, an exhibit index and Exhibit 5 Legal Opinion, and an accountant’s consent. Pursuant to Instruction E, the content of Cascade’s Registration Statements on Form S-8 (Nos. 333-121964 and 333-145353), including the exhibits thereto, are incorporated by reference into this Registration Statement. All previously registered shares may be issued pursuant to Cascade’s 2000 Stock Incentive Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description of Exhibit
5.1	Opinion of Ater Wynne LLP as to the legality of the securities being registered

10.1	Cascade Microtech, Inc. 2000 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 20, 2009)

23.1	Consent of Ater Wynne LLP (included in legal opinion filed as Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Powers of Attorney (included in signature page of the Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized, in the City of Beaverton, State of Oregon, on August 11, 2009.

CASCADE MICROTECH, INC.

By:	/s/ Geoff Wild
Geoff Wild
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Geoff Wild and Steven Sipowicz, and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the registration statement filed herewith and any or all amendments to said registration statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Witness our hands on the date set forth below.

[Signatures on following page]

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of August 11, 2009.

/s/ Geoff Wild
Geoff Wild	President, Chief Executive Officer and Director

/s/ Steven Sipowicz
Steven Sipowicz	Vice President, Finance and Chief Financial Officer

/s/ Eric W. Strid
Eric W. Strid	Chairman and Chief Technical Officer

Keith L. Barnes	Director

/s/ F. Paul Carlson
F. Paul Carlson	Director

/s/ Raymond A. Link
Raymond A. Link	Director

/s/ George P. O’Leary
George P. O’Leary	Director

/s/ William R. Spivey
William R. Spivey	Director

INDEX TO EXHIBITS

Exhibit Number	Exhibit
5.1	Opinion of Ater Wynne LLP as to the legality of the securities being registered

10.1	Cascade Microtech, Inc. 2000 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 20, 2009)

23.1	Consent of Ater Wynne LLP (included in legal opinion filed as Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Powers of Attorney (included in signature page of the Registration Statement)